UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2005

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22844	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code:   (410) 843-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information required by this Item 1.01 with respect to our agreement with Ms. Mecca is incorporated herein by reference to Item 5.02 below.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Sean R. Creamer

(b)   Sean R. Creamer, our Senior Vice President and Chief Financial Officer, resigned effective September 14, 2005.  As reported on a prior Form 8-K, Mr. Creamer indicated an intention to resign several weeks ago but agreed to remain with us during the recruitment of his successor.  Mr. Creamer will be paid a severance payment equal to one year of his base compensation of $335,000.00.

Mr. Creamer will be serving as a trustee on the Board of Trustees of Walden University beginning October 1, 2005.

Appointment of Rosemarie Mecca

(c)   Our Board of Directors has approved the appointment of Rosemarie Mecca to the position of Executive Vice President and Chief Financial Officer.  Ms. Mecca’s appointment is effective October 1, 2005.

Ms. Mecca (50), comes to us from Shell Chemicals, where she was appointed Executive Vice President Business Systems in January of 2005.  Ms. Mecca joined Shell in August of 2001 as Executive Vice President Finance and Business Systems.  Prior to that, Ms. Mecca was the Vice President and general Manger of Honeywell Hardware Product Group, a group of Honeywell International Inc. and various positions with Allied Signal, Inc. which was acquired by Honeywell, for 18 years.  She has been  responsible over her career for marketing, finance, sales, human resources and information technology.

Shell Chemicals is a group of 70 companies engaged in the chemicals business, with a multibillion dollar turnover and major manufacturing facilities around the world.   Honeywell International is a $26 billion technology company providing aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials.  Neither Shell Chemicals nor Honeywell International is affiliated with Laureate.  We do not know of any family relationship between Ms. Mecca and any of our Directors or executive officers.

A copy of the press release issued by Laureate on September 16, 2005 announcing the departure of Mr. Creamer and the appointment of Ms. Mecca is attached as Exhibit 99.01 to this Current Report on Form 8-K.

Employment Agreement

On September 14, 2005 we entered into an employment agreement with Ms. Mecca.  It provides vacation, leave, retirement, life insurance, and health and similar benefits commensurate with those available to our executives generally.  Ms. Mecca will be entitled to participate in equity and cash incentive compensation plans as available to our senior officers generally.   Ms. Mecca is also entitled to relocation expenses.  Ms. Mecca’s employment agreement is attached as Exhibit 10.01 to this Current Report on Form 8-K, and is incorporated herein by reference.

Cash Compensation

Ms. Mecca will receive an annual base salary of $460,000, and will be eligible for an annual target bonus of 75% of her base salary based on both corporate and personal performance.  We have agreed that Ms. Mecca will receive at least $380,000 in bonus for 2005, to be reduced by certain amounts paid by her former employer.  In addition, Ms. Mecca will be eligible to participate in a three-year cash incentive plan based on performance, with targets similar to those set by the Compensation Committee of our Board of Directors for our other senior officers.

Equity Compensation

The employment agreement provides that in December 2005 we will grant Ms. Mecca 30,000 restricted common shares under our 2005 Stock Incentive Plan with performance-based vesting, the basis of which will be determined in December. We have also agreed to issue an additional 44,000 restricted common shares, of which 11,000 shares vest on October 1, 2006 and the remaining 33,000 shares vest on December 31, 2007.

We also agreed to grant Ms. Mecca options to purchase 85,000 shares of our common stock with an exercise price set at the fair market value of our common stock on the date of the grant.  These options will vest on October 1, 2006 as to 25,250 shares, with the remaining shares vesting ratably over the following three years.  The options will expire 7 years after the date of grant.

We anticipate that both the 44,000-share restricted stock grant and the option grant will be granted outside of our equity incentive plans and without shareholder approval, as “inducement grants” pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).  All of the equity grants to Ms. Mecca were approved in advance by the wholly independent Compensation Committee of our Board of directors.

Severance

Ms. Mecca will be entitled to one year’s base salary, immediate vesting of the 44,000 shares of restricted stock, and certain other health and insurance benefits if she (a) is terminated “without cause”; (b) elects to terminate the agreement upon her loss of any significant duties or responsibilities associated with, or removal from, the position of Executive Vice President and Chief Financial Officer; or (c) is permanently disabled.  A termination will be considered “for cause” if it results from (a) gross negligence or willful malfeasance, (b) a material violation of the Sarbanes-Oxley Act of 2002 within Ms. Mecca’s functional responsibilities that would be reasonably likely to have a material effect on Laureate, (c) conviction of or pleading guilty or nolo contendere to a felony involving theft, embezzlement, fraud, dishonesty or similar offense, (d) theft, embezzlement or fraud in connection with her duties, (e) substance abuse or moral turpitude that would be reasonably likely to have a material adverse impact on Laureate, or (f) being prohibited from serving as CFO by a regulatory authority.

Change of Control

In the event Laureate experiences a “change in control” and Ms. Mecca’s duties or reporting structure changes, all of Ms. Mecca’s outstanding equity compensation will vest immediately.  For this purpose, a “change in control” is a transaction or transactions which result in (a) the group of shareholders immediately prior to such transaction owning less than 50% of the total voting power of Laureate; or any person or group becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of Laureate; or during any period of 12 consecutive months, a majority of the Board at the beginning of such period not constituting a majority of the board at the end of such period; (b) approval of a plan of liquidation or dissolution of Laureate; or (c) the sale, transfer or conveyance of all or substantially all of the assets of Laureate.

Indemnification

The employment agreement provides that we shall indemnify Ms. Mecca to the fullest extent permitted by the laws of Maryland and shall maintain directors’ and officers’ insurance coverage as well as all other appropriate liability coverage on her behalf during her tenure.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.01       Employment Agreement entered into September 14, 2005

99.01       Press Release Issued September 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Senior Vice President and General Counsel

Date: September 16, 2005

Exhibit Index

Exhibit	Description

10.01	Employment Agreement entered into September 14, 2005
99.01	Press Release issued September 16, 2005